Exhibit 99.1

Montauk Renewables Announces Third Quarter 2021 Results

PITTSBURGH, PENNSYLVANIA – November 15, 2021—Montauk Renewables, Inc. (“Montauk” or “the Company”) (NASDAQ: MNTK), a renewable energy company specializing in the management, recovery and conversion of biogas into renewable natural gas (“RNG”), today announced financial results for the third quarter of 2021.

Third Quarter Financial Highlights:

•	Revenues of $39.7 million, increased 40.7% year-over-year

•	Net Income of $8.9 million, increased 526.9% year-over-year

•	Non-GAAP Adjusted EBITDA of $12.8 million, increased 27.2% year-over-year

•	RNG production of 1.5 million MMBtu, decreased (0.7%) year-over-year

Montauk’s third quarter revenue reflects an increase in the number of RINs sold based on inter-period timing on RIN transfers. To a lesser extent, increased natural gas prices and higher revenues recognized under counterparty sharing agreements also contributed to this increase. In the third quarter, the Company was granted a patent over 24 specific aspects of continuous-feed, closed-loop reactor technology acquired in our acquisition of the assets of Montauk Ag Renewables. The Company believes that the reactor enables near-zero-emissions conversion of agricultural waste into multiple non-fossil, renewable-fuel alternatives, is capable of producing multiple units of renewable energy for each unit of conventional energy consumed and is capable of sequestering multiple tons of greenhouse gas equivalent emissions (CO2e) for every ton emitted. The reactor is operational and the Company continues to make improvements to the reactor to optimize its functionality. We expect this facility to be commissioned with such improvements in 2022. Also in the third quarter, the Company undertook significant efforts to improve the performance of the existing digestion process at its Pico facility. We have temporarily idled RNG production at this facility in order to clean out settled solids in the digester, replace the cover of the digester, and make various other efficiency improvements. After the improvements are completed, we expect production to measurably increase from the current production levels of approximately 150 MMBtu/day once we resume full operations at the Pico facility, currently expected during the first quarter of 2022.

Third Quarter Financial Results

Total revenues in the third quarter of 2021 were $39.7 million, an increase of $11.5 million (40.7%) compared to $28.3 million in the third quarter of 2020. An increase in the number of RINs sold within our RNG segment accounted for over half of the increase. Operating and maintenance expenses for our RNG facilities in the third quarter of 2021 were $8.7 million, a decrease of $0.3 million (3.0%) as compared to $9.0 million in the third quarter of 2020. Newly commissioned sites within our RNG segment contributed $1.3 million in operating and maintenance expenses. Total general and administrative expenses were $7.5 million for the third quarter of 2021, an increase of $3.4 million (82.0%) compared to $4.1 million for the third quarter of 2020. Included within general and administrative expenses was $2.6 million related to stock-based compensation costs primarily associated with our initial public offering (“IPO”) and reorganization transactions, including an equity exchange and a distribution involving Montauk Holdings Limited and Montauk Holdings USA, LLC. Operating profit in the third quarter of 2021 was $6.7 million, an increase of $1.9 million (39.2%) compared to an operating profit of $4.8 million in the third quarter of 2020. We recorded an adjustment of $0.7 million in royalties, transportation, gathering and production expenses based on the Company’s risk adjusted analysis of the assessment of its obligation related to its Pico facility earn-out liability. Net income in the third quarter of 2021 was $8.9 million, an increase of $10.9 million (526.9%) compared to a net loss of ($2.1 million) in the third quarter of 2020.

Third Quarter Operations Results

We produced 1.5 million Metric Million British Thermal Units (“MMBtu”) of RNG during the third quarter of 2021, a decrease of less than 0.1 million MMBtus (0.7%) compared to the 1.5 million MMBtus produced in the third quarter of 2020. Our McCarty facility produced 0.1 million less RNG related to the collection system at the McCarty facility being hampered by increased volumes of water impacting collection during the third quarter of 2021. As water levels vary or increase, the ability to draw feedstock can be reduced. We produced approximately 43 megawatt hours (“MWh”) in Renewable Electricity during the third quarter of 2021, a decrease of 6 MWh (12.2%), compared to the 49 MWh produced in the third quarter of 2020. Our Security facility had no production in the third quarter of 2021 compared to 2 MWh produced in the third quarter of 2020 while previously announced projects to restore the engines are ongoing. The projects are currently anticipated to be completed in the fourth quarter of 2021.

Fourth Quarter 2021 Outlook:

•	RNG revenues expected to range between $38.0 and $46.0 million

•	RNG production volumes expected to range between 1.4 and 1.7 million MMBtu

•	Renewable Electricity revenues expected to range between $3.8 and $4.7 million

•	Renewable Electricity production volumes expected to range between 47 and 57 thousand MWh

Conference Call Information

The Company will host a conference call today at 5:00 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial +1 (833) 934-1693 (Access Code: 5176809)

•	International Participants: Dial +1 (929) 517-0391 (Access Code: 5176809)

Please call the conference telephone number 5-10 minutes prior to the start time. The conference call will be broadcast live and be available for replay at https://edge.media-server.com/mmc/p/rsm9fydm and on the Company’s website at https://ir.montaukrenewables.com

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to EBITDA and Adjusted EBITDA which are Non-GAAP financial measures. We present EBITDA and Adjusted EBITDA because we believe the measures assist investors in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

In addition, EBITDA and Adjusted EBITDA are financial measurements of performance that management and the board of directors use in their financial and operational decision-making and in the determination of certain compensation programs. EBITDA and Adjusted EBITDA are supplemental performance measures that are not required by or presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of our liquidity or profitability.

About Montauk Renewables, Inc.

Montauk Renewables, Inc. (NASDAQ: MNTK) is a renewable energy company specializing in the management, recovery and conversion of biogas into RNG. The Company captures methane, preventing it from being released into the atmosphere, and converts it into either RNG or electrical power for the electrical grid (“Renewable Electricity”). The Company, headquartered in Pittsburgh, Pennsylvania, has more than 30 years of experience in the development, operation and management of landfill methane-fueled renewable energy projects. The Company has current operations at 15 operating projects located in California, Idaho, Ohio, Oklahoma, Pennsylvania, North Carolina and Texas. The Company sells RNG and Renewable Electricity, taking advantage of Environmental Attribute premiums available under federal and state policies that incentivize their use. For more information, visit https://ir.montaukrenewables.com

Company Contact:

John Ciroli

Vice President, General Counsel and Secretary

investor@montaukrenewables.com

(412) 747-8700

Investor Relations Contact:

Georg Venturatos

Gateway Investor Relations

MNTK@GatewayIR.com

(949) 574-3860

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to future results of operations, financial condition, expectations and plans of the Company, including expected benefits of the Pico amendment and the North Carolina acquisition, the anticipated completion of the engine repairs at the Security facility, our estimated and projected costs, expenditures, growth rates, and our plans and objectives for future operations, growth, initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements.

Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict, including, without limitation, risks related to the impact of the ongoing COVID-19 pandemic on our business, financial condition and results of operations; our ability to develop and operate new renewable energy projects, including livestock farms; reduction or elimination of government economic incentives to the renewable energy market; delays in acquisition, financing, construction and development of new projects, including expansion plans into new areas such as agricultural waste; the length of development and optimization cycles for new projects, including the design and construction processes for our renewable energy projects; dependence on third parties for the manufacture of products and services; identifying suitable locations for new projects; reliance on interconnections to distribution and transmission products for our Renewable Natural Gas and Renewable Electricity Generation segments; our projects not producing expected levels of output; the anticipated benefits of the Pico feedstock amendment and the North Carolina acquisition; concentration of revenues from a small number of customers and projects; dependence on our landfill operators; our outstanding indebtedness and restrictions under our credit facility; our ability to extend our fuel supply agreements prior to expiration; our ability to meet milestone requirements under our power purchase agreements; existing regulations and changes to regulations and policies that effect our operations; decline in public acceptance and support of renewable energy development and projects; our expectations regarding federal, state and local government incentives in the United States, provided in the form of RINs, RECs, LCFS credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy (“Environmental Attributes”); Environmental Attribute and commodity prices; our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart our Business Startups Act; our expectations regarding future capital expenditures, including for the maintenance of facilities; our expectations regarding the use of net operating losses before expiration; our expectations regarding more attractive carbon intensity scores by regulatory agencies for our livestock farm projects; market volatility and fluctuations in commodity prices and the market prices of Environmental Attributes; profitability of our planned livestock farm projects; sustained demand for renewable energy; security threats, including cyber-security attacks; the need to obtain and maintain regulatory permits, approvals and consents; potential liabilities from contamination and environmental conditions; potential exposure to costs and liabilities due to extensive environmental, health and safety laws; impacts of climate change, changing weather patterns and conditions, and natural disasters; failure of our information technology and data security systems; increased competition in our markets; continuing to keep up with technology innovations; our belief that the measures taken to remediate the material weakness identified in our internal control over financial reporting will improve our internal control over financial reporting; concentrated stock ownership by a few stockholders and related control over the outcome of all matters subject to a stockholder vote; and other risks and uncertainties detailed in the section titled “Risk Factors” in our latest Annual Report on Form 10-K.

Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in our Securities and Exchange Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. The forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

MONTAUK RENEWABLES, INC. CONDENSED

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except share and per share data):

	As of September 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$20,892	$20,992
Restricted cash – current	118	—
Accounts and other receivables, net	15,308	5,449
Prepaid expenses and other current assets	3,045	6,044

Total current assets	$39,363	$32,485
Restricted cash—non-current	$573	$567
Property, plant and equipment, net	179,307	186,401
Related party receivable	7,140	—
Goodwill and intangible assets, net	15,033	14,678
Deferred tax assets	13,697	14,822
Operating lease right-of-use assets	378	586
Other assets	4,254	3,817

Total assets	$259,745	$253,356

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$5,800	$5,964
Accrued liabilities	12,441	11,539
Current portion of lease liability	294	282
Current portion of derivative instruments	841	1,185
Current portion of long-term debt	9,633	9,492

Total current liabilities	$29,009	$28,462
Long-term debt, less current portion	$49,023	$56,268
Non-current portion of lease liability	102	320
Non-current portion of derivative instruments	408	1,075
Asset retirement obligation	5,883	5,689
Other liabilities	1,226	1,920

Total liabilities	$85,651	$93,734

STOCKHOLDERS’ AND MEMBERS’ EQUITY
Members’ equity	$—	$159,622
Common stock, $0.01 par value, authorized 690,000,000 shares; 143,584,827 shares issued at September 30, 2021; 141,015,213 shares outstanding at September 30, 2021	1,410	—
Treasury stock, at cost, 950,214 shares at September 30, 2021	(10,813)	—
Additional paid-in capital	193,518	—
Retained deficit	(10,021)	—

Total stockholders’ and members’ equity	$174,094	$159,622

Total liabilities and stockholders’ and members’ equity	$259,745	$253,356

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total operating revenues	$39,749	$28,250	$102,872	$74,563
Operating expenses:
Operating and maintenance expenses	$13,123	$11,320	$36,954	$31,281
General and administrative expenses	7,520	4,131	35,280	11,336
Royalties, transportation, gathering and production fuel	6,636	5,189	18,840	13,376
Depreciation, depletion and amortization	5,666	5,470	17,062	16,120
Gain on insurance proceeds	(157)	(2,694)	(238)	(3,444)
Impairment loss	—	—	626	278
Transaction costs	232	—	357	—

Total operating expenses	$33,020	$23,416	$108,881	$68,947
Operating income (loss)	$6,729	$4,834	$(6,009)	$5,616
Other expenses:
Interest expense	$697	$436	$2,064	$3,510
Other expense	617	216	662	250

Total other expenses	$1,314	$652	$2,726	$3,760
Income (loss) before income taxes	$5,415	4,182	$(8,735)	$1,856
Income tax (benefit) expense	(3,481)	6,266	1,286	(291)

Net income (loss)	$8,896	$(2,084)	$(10,021)	$2,147

Income (loss) per share:
Basic	$0.06		$(0.07)
Diluted	$0.06		$(0.07)
Weighted-average common shares outstanding:
Basic	141,015,213		141,015,213
Diluted	141,048,006		141,015,213

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands):

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(10,021)	$2,147
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	17,062	16,120
Provision (benefit) for deferred income taxes	1,124	(372)
Stock-based compensation	19,713	465
Related party receivables	—	164
Derivative mark-to-market adjustments and settlements	(1,011)	1,381
Gain on property insurance proceeds	(238)	(1,169)
Gain on Pico earn-out liability reduction	(694)	—
Net loss on sale of assets	822	—
Accretion of asset retirement obligations	304	108
Amortization of debt issuance costs	395	532
Impairment loss	626	278
Changes in operating assets and liabilities:
Accounts and other receivables and other current assets	(7,272)	695
Accounts payable and other accrued expenses	488	2,287

Net cash provided by operating activities	$21,298	$22,636
Cash flows from investing activities
Capital expenditures	$(7,702)	$(14,911)
Asset acquisition	(4,142)	—
Cash collateral deposits, net	118	—
Proceeds from sale of assets	74	—
Proceeds from insurance recovery	238	1,169

Net cash used in investing activities	$(11,414)	$(13,742)
Cash flows from financing activities:
Borrowings of long-term debt	$—	$8,500
Repayments of long-term debt	(7,500)	(7,500)
Proceeds from initial public offering	15,593	—
Treasury stock purchase	(10,813)	—
Loan to Montauk Holdings Limited	(7,140)	—

Net cash (used in) provided by financing activities	$(9,860)	$1,000
Net increase in cash and cash equivalents and restricted cash	$24	$9,894
Cash and cash equivalents and restricted cash at beginning of period	$21,559	$10,361

Cash and cash equivalents and restricted cash at end of period	$21,583	$20,255

Reconciliation of cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$20,892	$19,537
Restricted cash and cash equivalents—current	118	151
Restricted cash and cash equivalents—non-current	573	567

	$21,583	$20,255

MONTAUK RENEWABLES, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(in thousands):

The following table provides our EBITDA and Adjusted EBITDA, as well as a reconciliation to net income, which is the most directly comparable GAAP measure, for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30
	2021	2020
Net income (loss)	$8,896	$(2,084)
Depreciation and amortization	5,666	5,470
Interest expense	697	436
Income tax expense (benefit)	(3,481)	6,266

EBITDA	11,778	10,088
Net loss of sale of assets	822	—
Transaction costs	232	—

Adjusted EBITDA	$12,832	$10,088